Exhibit 99

NYSE Regulation

Janice O’Neill

Senior Vice President

Corporate Compliance

NYSE Regulation, Inc./20 Broad Street

New York, New York 1005

t 212.656.2407/f 212.656.5780
jonell@nyse.com

August 1, 2008

Mr. Oleg Khaykin President & CEO International Rectifier Corporation 233 Kansas Street El Segundo, CA 90245-4382

Dear Mr. Khaykin:

This will acknowledge that International Rectifier Corporation filed its delayed Form 10-Q for the period ended March 31, 2007; the 10-K for the year ended July 1, 2007; the 10-Qs for the period ended September 30, 2007, December 31, 2007 and March 30, 2008 on EDGAR on August 1, 2008.  Accordingly, we acknowledge that, with these filings the company is now current with its SEC reporting.  As a result, it will be removed from the late filers’ list disseminated to data vendors and posted on the Listed Standards Filing Status page on www.nyse.com.  Also, the “LF” indicator posted on the Profile, Data and News pages related to each issue will be removed.

These actions are taken on the first business day after the delayed SEC filing are made on EDGAR prior to 2:30 p.m. Eastern Time.  Since your latest Form 10-Q was filed on August 1, 2008 after 2:30 p.m., the data vendor and website changes will be effective on August 5, 2008.

If you have any questions, please contact Hugh O’Brien at 212-656-2747.

Sincerely,

cc:	Lawrence A. Michlovich, International Rectifier Corporation
Richard Wohlmacher, Client Service, NYSE Euronext